                                                                 EXHIBIT 10.14

                        LOAN MODIFICATION AGREEMENT

BETWEEN: ANALOGY, INC., an Oregon corporation ("Borrower"), whose address is 9205 S.W. Gemini Drive, Beaverton, OR 97008;

AND: Silicon Valley Bank ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054;

DATE:         June 30, 1998


     This Loan Modification Agreement is entered into on the above date by Borrower and Silicon.

       1. BACKGROUND. Borrower entered into a Loan and Security Agreement with Silicon in March, 1997, and a Loan Modification Agreement in March, 1998 (as amended and modified from time to time, the "Loan Agreement"). Capitalized terms used in this Loan Modification Agreement shall, unless otherwise defined in this Agreement, have the meaning given to such terms in the Loan Agreement.

       Silicon and Borrower are entering into this Agreement to state the terms and conditions of certain modifications to the Loan Agreement and the Schedule, as amended prior to the date of this Agreement.

       2.     MODIFICATIONS TO LOAN AGREEMENT AND SCHEDULE.

              2.1. The Schedule to the Loan Agreement is hereby deleted and replaced by the Amended and Restated Schedule to Loan and Security Agreement attached to this Agreement.

              2.2. Borrower acknowledges and agrees that all Obligations, including without limitation Borrower's obligation to repay amounts advanced by Silicon to Borrower on the terms of the Loan Agreement and Schedule as modified by this Loan Modification Agreement, are secured by all liens and security interests granted by Borrower to Silicon in the Loan Agreement.

       3. CONDITIONS PRECEDENT. This Loan Modification Agreement shall not take effect until Borrower delivers to Silicon a Certified Resolution of Borrower and such other documents as Silicon shall reasonably require to give effect to the terms of this Loan Modification Agreement.

       4. NO OTHER MODIFICATIONS. Except as expressly modified by this Loan Modification Agreement, the terms of the Loan Agreement, as amended prior to the date of this Loan Modification Agreement, shall remain unchanged and in full force and effect. Silicon's agreement to modify the Loan
Agreement pursuant to this Loan Modification Agreement shall not obligate Silicon to make any future modifications to the Loan Agreement or any other loan document. Nothing in this Loan Modification Agreement shall constitute a satisfaction of any indebtedness of any Borrower to Silicon. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of the Loan Agreement or any other loan document. Except as provided in the Amended and Restated Schedule to Loan and Security Agreement attached to this Agreement, no maker, endorser, or guarantor shall be released by virtue of this Loan Modification Agreement. The terms of this paragraph shall apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


Page 1 - LOAN MODIFICATION AGREEMENT

       5.     REPRESENTATIONS AND WARRANTIES.

              5.1. The Borrower represents and warrants to Silicon that the execution, delivery and performance of this Agreement are within the Borrower's corporate powers, and have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation, bylaws or of any undertaking to which the Borrower is a party or by which it is bound.

              5.2. The Borrower understands and agrees that in entering into this Agreement, Silicon is relying upon the Borrower's representations, warranties and agreements as set forth in the Loan Agreement and other loan documents. Borrower hereby reaffirms all representations and warranties in the Loan Agreement, all of which are true as of the date of this Agreement.

                        BORROWER:

                             ANALOGY, INC.

                             By: /s/ Terrence A. Rixford
                                 --------------------------
                             Title: Vice President
                                    -----------------------


                        SILICON:

                             SILICON VALLEY BANK

                             By: /s/ Bruce Helberg
                                 --------------------------
                             Title: Vice President
                                    -----------------------


Page 2 - LOAN MODIFICATION AGREEMENT

         AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT


BORROWER:          Analogy, Inc.


SECURED ACCOUNTS RECEIVABLE LINE OF CREDIT

CREDIT LIMIT:      An amount not to exceed the lesser of: (i) $5,000,000 at
                   any one time outstanding, minus the Cash Management
                   Services Sublimit; or (ii) the amount of the "Borrowing
                   Base", as defined below. For purposes of this Schedule, the "Borrowing Base" shall mean the sum of 80% of the Net
                   Amount of Borrower's eligible accounts receivable. With respect to Borrower's accounts, "Net Amount" means the gross amount of the account, minus all applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature granted or claimed. The amount of all letters of credit and foreign exchange contracts issued by Silicon at the request of Borrower shall reduce, dollar for dollar, the amount otherwise available to be borrowed under the formula described in this paragraph.

                   Without limiting the fact that the determination of which accounts are eligible for borrowing is a matter of Silicon's discretion, the following shall not be deemed eligible for borrowing: accounts outstanding for more than 90 days from the invoice date and accounts subject to any contingencies. In addition, if more than 50% of the accounts owing from an account debtor are outstanding more than 90 days from the invoice date or are otherwise not eligible accounts, then all accounts owing from that account debtor shall be deemed ineligible for borrowing. In addition, foreign accounts receivable, inter-company accounts receivable, government accounts, and contra accounts shall all be ineligible. Finally, any account which alone exceeds 25% of total accounts receivable will be ineligible to the extent said account exceeds 25% of total accounts without prior written approval from Bank. Itochu has been pre-approved by Silicon as an eligible debtor.

INTEREST RATE:     The interest rate applicable to this Loan shall be a rate
                   equal to the "Prime Rate" in effect from time to time, plus
                   0.50% per annum. Interest calculations shall be made on the basis of a 360-day year and the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate"; it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

COMMITMENT FEE:    $2,000, which is fully earned and payable at closing of
                   this Loan Modification.

MATURITY DATE:     March 4, 1999, at which time all unpaid principal and
                   accrued but unpaid interest shall be due and payable.

Page 1 - AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT

LETTERS OF CREDIT: Subject to the terms of this Agreement, as amended from time to time, Silicon shall issue or cause to be issued under the Credit Limit standby and commercial letters of credit for the account of Borrower in an aggregate face amount not to exceed the Credit Limit. Each such standby letter of credit shall have an expiry date of no later than the Maturity Date. All such letters of credit shall be, in form and substance, acceptable to Silicon in its sole discretion and shall be subject to the terms and conditions of Silicon's form application and letter of credit agreement.

CASH MANAGEMENT
SERVICES SUBLIMIT: Borrower may utilize up to an aggregate amount not to exceed $75,000 for Cash Management Services provided by Silicon, which services will include business credit card through MBNA America Bank as defined in certain cash management service agreements provided to Borrower from time to time in connection herewith (a "Cash Management Service" or the "Cash Management Services"). All amounts actually paid by Silicon in respect of a Cash Management Service or Cash Management Services shall, when paid, constitute an advance under the Secured Accounts Receivable Line of Credit.

FOREIGN EXCHANGE
SUBLIMIT:          Borrower may utilize up to the Credit Limit for spot and
                   future foreign exchange contracts (the "Exchange Contracts").
                   All Exchange Contracts must provide for delivery of settlement on or before the Maturity Date. The limit available at any time shall be reduced by the following amounts (the "Foreign Exchange Reserve") on each day (the
                   "Determination date"): (i) on all outstanding Exchange
                   Contracts on which delivery is to be effected or settlement allowed more than two business days from the determination
                   Date, 20% of the gross amount of the Exchange Contracts; plus
                   (ii) on all outstanding Exchange Contracts on which delivery is to be effected or settlement allowed within two business days after the Determination Date, 100% of the gross amount of the Exchange Contract, the Borrower may request that Silicon debit the Borrower's bank account with Silicon for such amount, provided Borrower has immediately available funds in such amounts in its bank account.

                   Whenever Borrower desires an advance, Borrower will notify Silicon by facsimile transmission or by telephone not later than 11:00 a.m. California time, two business days before the advance is to be made. Each such notification shall be promptly confirmed by a borrowing base certificate. Silicon shall be entitled to rely on any such telephone notice given by any person who Silicon reasonably believes to be an officer of Borrower, and Borrower shall indemnify and hold Silicon harmless for any damages or loss suffered by Silicon as a result of such reliance.

                   Silicon may, in its discretion, terminate the Exchange Contracts at any time (a) that an Event of Default occurs or
                   (b) that there is no sufficient availability under the Credit Limit and Borrower does not have available funds in its bank account to satisfy the Foreign Exchange Reserve. If Silicon terminates the Exchange Contracts, and without limitation of the FX Indemnity Provisions (as


Page 2 - AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT
                   referred to below), Borrower agrees to reimburse Silicon for any and all fees, costs and expenses relating thereto or arising in connection therewith.

                   Borrower shall not permit the total gross amount of all Exchange Contracts on which delivery is to be effected and settlement allowed in any two business day period to be more than the Credit Limit, nor shall Borrower permit the total gross amount of all Exchange Contracts to which Borrower is a party, outstanding at any one time, to exceed the Credit Limit.

                   The Borrower shall execute all standard form applications and agreements of Silicon in connection with the Exchange Contracts, and without limiting any of the terms of such applications and agreements the Borrower will pay all standard fees and charges of Silicon in connection with the Exchange Contracts.

                   Without limiting any of the other terms of this Agreement or any such standard form applications and agreement of Silicon, Borrower agrees to indemnify Silicon and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses (including, without limitation, attorneys fees of counsel of Silicon's choice), of every nature and description which it may sustain or incur, based upon, arising out of, or in any way relating to any of the Exchange Contracts or any transactions relating thereto or contemplated thereby (collectively referred to as the "FX Indemnity Provisions").


PRIOR NAMES OF
BORROWER:          See attached Exhibit B

TRADE NAMES OF
BORROWER:          See attached Exhibit B

TRADEMARKS OF
BORROWER:          See attached Exhibit B

OTHER LOCATIONS
AND ADDRESSES:     See attached Exhibit B

MATERIAL ADVERSE
LITIGATION:        See attached Exhibit B

FINANCIAL
COVENANTS:         The Borrower shall at all times comply with all of the
                   following covenants, all of which shall be determined and measured on a quarterly basis, except for the Quick Ratio covenant, in accordance with generally accepted accounting principles, on a consolidated basis with any subsidiary of Borrower, except as otherwise stated below:


Page 3 - AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT

TANGIBLE NET
WORTH: Borrower shall at all times maintain a Tangible Net Worth of not less than zero.

PROFITABILITY:     There will be no limitation on Borrower's net loss (as
                   defined below) for the quarter ending June 30, 1998.
                   However, Borrower shall not incur a quarterly loss in excess of $1,000,000 for the quarter ending September 30, 1998, and shall not incur any loss for the quarter ending December 31, 1998, and in all subsequent periods. For purposes of this paragraph, "loss" means net income after taxes of less than $1.00 on Borrower's financial statements.

QUICK RATIO:       Borrower shall maintain monthly ratio of Quick Assets
                   (defined below) to current liabilities less deferred revenue of not less than 1.75:1.00 for the periods ending June 30, 1998, September 30, 1998, and December 31, 1998 and the minimum Quick Ratio shall be 1.50:1.00 for all other monthly periods.

DEFINITIONS:       "Quick Assets" means cash on hand or on deposit in banks,
                   readily marketable securities issued by the United States, readily marketable commercial paper rated "A-1" by Standard
                   & Poor's Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts).

                   "Tangible Net Worth" means stockholders' equity plus debt, if any, that has been subordinated to the Loans in a written subordination agreement on terms satisfactory to Silicon, and accrued interest thereon, less goodwill, patents, capitalized software costs, deferred organizational costs, tradenames, trademarks, and all other assets which would be classified as intangible assets under generally accepted accounting principles.

OTHER COVENANTS:   Borrower shall at all times comply with all of the following additional covenants:

                   BANKING RELATIONSHIP. Borrower shall at all times maintain its primary domestic banking relationship with Silicon, unless it obtains Silicon's prior written consent.

                   FINANCIAL STATEMENTS AND REPORTS. The Borrower shall provide Silicon: (a) within 50 days after the end of each quarter, a quarterly financial statement (consisting of a income statement and a balance sheet) prepared by the Borrower in accordance with generally accepted accounting principles; (b) within 30 days after the end of each month, a monthly financial statement (consisting of an income statement and a balance sheet) prepared by the Borrower in accordance with generally accepted accounting principles; (c) within 20 days after the end of each month, an accounts receivable aging report, in such form as Silicon shall reasonably specify; (d) within 30 days after the end of each month, a Borrowing Base Certificate in the form attached to this Agreement as Exhibit A, as Silicon may reasonably modify such Certificate from time to time, signed by the Chief Financial Officer of the Borrower; (e) within 50 days after the end of each quarter, a Compliance Certificate in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of the Borrower, setting forth calculations showing compliance (at the end of each such calendar quarter) with

Page 4 - AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT
                   the financial covenants set forth on the Schedule, and certifying that throughout such quarter the Borrower was in full compliance with all other terms and conditions of this Agreement and the Schedule, and providing such other information as Silicon shall reasonably request; (f) within 5 days after filing, any 10K or 10Q filed by Borrower with the Securities and Exchange Commission; and (g) within 95 days following the end of the Borrower's fiscal year, complete annual CPA-audited financial statements, such audit being conducted by independent certified public accountants reasonably acceptable to Silicon, together with an unqualified opinion of such accountants.

CONDITIONS TO
CLOSING: Without in any way limiting the discretionary nature of advances under this Agreement, before requesting any such advance, the Borrower shall satisfy each of the following conditions:

1. LOAN DOCUMENTS:

                   Silicon shall have received this Agreement, the Schedule, and such other loan documents as Silicon shall require, each duly executed and delivered by the parties thereto.

2. DOCUMENTS RELATING
TO AUTHORITY, ETC.:

                   Silicon shall have received each of the following in form and substance satisfactory to it:

                   (a) Certified Copies of the Articles of Incorporation and Bylaws of the Borrower;

                   (b) A Certificate of Good Standing issued by the Secretary of State of the Borrower's state of incorporation and such other states as Silicon may reasonably request with respect to the Borrower;

                   (c) A certified copy of a Resolution adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, and any other documents or certificates to be executed by the Borrower in connection with this transaction; and

                   (d) Incumbency Certificates describing the office and identifying the specimen signatures of the individuals signing all such loan documents on behalf of the Borrower.

3. PERFECTION AND
PRIORITY OF SECURITY:

                   Silicon shall have received evidence satisfactory to it that its security interest in the Collateral has been duly perfected and that such security interest is prior to all other liens, charges, security interests, encumbrances and adverse claims in or to the Collateral other than Permitted Liens, which evidence shall include,

Page 5 - AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT
                   without limitation, a certificate from the appropriate state agencies showing the due filing and first priority of the UCC Financing Statements to be signed by the Borrower covering the Collateral, and evidence of the due filing of any Security Agreement in Copyrighted Works with the U.S. Copyright Office or other security documents required by Silicon.

4. INSURANCE:      Silicon shall have received evidence satisfactory to it
                   that all insurance required by this Agreement is in full force and effect, with loss payee designations and additional insured designations as required by this Agreement.

5. OTHER INFORMATION:

                   Silicon shall have received such other statements, opinions, certificates, documents and information with respect to matters contemplated by this Agreement as it may reasonably request, all of which must be acceptable to Silicon.

                   Silicon shall have conducted an examination of the Borrower's books, records, ledgers, journals, and registers, as Silicon may deem necessary, and shall be satisfied with the results of such examination in its sole discretion.

     Silicon and the Borrower agree that the terms of this Schedule supplement the Loan and Security Agreement between Silicon and the Borrower and agree to be bound by the terms of this Schedule.

                             BORROWER:

                             ANALOGY, INC.

                             By: /s/ Terrence A. Rixford
                                 --------------------------
                             Title: Vice President
                                    -----------------------


                             SILICON:

                             SILICON VALLEY BANK

                             By: /s/ Bruce Helberg
                                 --------------------------
                             Title: Vice President
                                    -----------------------

Page 6 - AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT

                                   EXHIBIT A

                      [INSERT BORROWING BASE CERTIFICATE]










Page 7 - AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT

                                   EXHIBIT B

                                  TRADENAMES

                                  PRIOR NAMES

                                  TRADEMARKS

                        OTHER LOCATIONS AND ADDRESSES*

                         MATERIAL ADVERSE LITIGATION

                              [OTHER DISLCOSURES]




Page 8 - AMENDED AND RESTATED SCHEDULE TO LOAN AND SECURITY AGREEMENT